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                                                                  Exhibit 11.1

                            TRANSITION SYSTEMS, INC.
                        COMPUTATION OF PER SHARE EARNINGS
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For the three month period ended:                                             March 31, 1997      March 30, 1996
                                                                              --------------      --------------
       Net income (loss)....... ................. ............ ......... ...   $ 2,187,000          $  (910,000)
       Pro forma common stock outstanding (1).... ............ ......... ...            --           10,087,776
       Common stock outstanding ................. ............ ......... ...    17,293,619
       Cheap stock (2)....................... ... ............ ......... ...            --            3,500,425
       Warrants        ........ ............. ... ............ ......... ...            --              297,928
       Common stock equivalents............................... ......... ...    3,211,911                   --
       Weighted average number of common shares
         and common equivalent shares outstanding ... ........ ......... ...    20,505,530           13,886,129
       Net income (loss) per share............... ............ ......... ...   $      0.11          $     (0.07)


For the six month period ended:
       Net income.............. ................. ............ ......... ...   $ 3,966,000          $   269,000
       Pro forma common stock outstanding (1) ... ............ ......... ...            --           10,087,776
       Common stock outstanding ................. ............ ......... ...    17,384,879
       Cheap stock (2)......... ................. ............ ......... ...            --            3,500,425
       Warrants        ........ ................. ............ ......... ...            --              297,928
       Common stock equivalents.................. ............ ......... ...     3,317,105                   --
       Weighted average number of common shares
         and common equivalent shares outstanding ............ ......... ...    20,701,984           13,886,129
       Net income per share.... ................. ............ ......... ...   $      0.19          $      0.02
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(1)    Gives effect to the Recapitalization. See Note 9 of Notes to Consolidated
       Financial Statements for the fiscal year ended September 30, 1996 which are contained in the Company's Annual Report on Form 10-K for such fiscal year, File No. 0-28182.
(2)    Calculated in accordance with the Securities and Exchange Commission
       Staff Accounting Bulletin No. 83 ("SAB 83"), except that common stock issuable upon conversion of the preferred stock is included in pro forma common stock outstanding and excluded from cheap stock.